Exhibit 99.1

BridgeBio Pharma, Inc. Secures Up to $750 Million in Non-Dilutive Debt Financing

-Innovative financing facility and existing cash balance gives BridgeBio access to over $1.2 billion, which is expected to fully fund the Company’s 30+ genetic disease and cancer pipeline programs into 2024

-Together with approximately $385.6 million in share and capped call purchases executed since the Company’s initial public offering, this financing completes a strategic recapitalization of the Company ahead of upcoming portfolio readouts

PALO ALTO, Calif., NOVEMBER 18, 2021 – BridgeBio Pharma, Inc. (Nasdaq: BBIO) (BridgeBio or the Company), a commercial-stage biopharmaceutical company focused on genetic diseases and cancers, today announced that it has executed a definitive credit facility agreement with a syndicate of lenders for up to $750.0 million in financing.

This facility, combined with the Company’s existing cash balance as of September 30, 2021, provides access to over $1.2 billion to advance the Company’s pipeline programs, support commercialization efforts, and enable the Company to pursue strategic business development opportunities. As structured, this financing is expected to fully fund BridgeBio’s portfolio of more than 30 drug development and discovery programs into 2024, independent of near-term milestone readouts. It is a significant achievement in BridgeBio’s broader efforts to attract diverse sources of capital to fund life science innovation and is aligned with its long-term strategy of creating non-dilutive financing pathways that leverage portfolio readouts—in addition to cash balance on hand—to extend runway.

This financing announcement follows BridgeBio’s repurchase of approximately $150.0 million in its own common stock under its 2021 Share Repurchase Program, completing about $385.6 million of equity and capped call purchases in the aggregate since its initial public offering in 2019. In addition, today’s financing replaces the Company’s $100.0 million debt facility with Hercules. Collectively, these transactions represent a strategic recapitalization of the Company ahead of upcoming clinical data readouts.

“We are grateful to have the support of debt investors who are committed to helping us build the next great genetic medicine company and deliver meaningful therapies for patients in need. Since our founding, we have believed in the power and importance of innovative financing approaches to advance critical biomedical research and drug development, and we are grateful that our broad diversified pipeline enables us to do this. By bringing on this additional capital, we have the potential to help more people living with genetic diseases and cancers as quickly as possible,” said Brian Stephenson, Ph.D., CFA, BridgeBio’s Chief Financial Officer.

“Potential breakthrough medicines should never languish on the shelf because of a lack of funding. By seizing inventive financing tools to fund its growing R&D pipeline, BridgeBio is working to ensure that promising medicines in development can advance into the clinic and toward potential commercial approval. The Company’s groundbreaking approach to science and finance has made it a leader within the biotech industry and we are hopeful there are new methods we can explore to more fully unlock the power of investors to help patients,” said Andrew Lo, Ph.D., a BridgeBio co-founder and a member of the Company’s board of directors.

Key features of the credit facility include:

•	$450.0 million funded on November 17, 2021

•

An additional $300.0 million to be funded at the Company’s option following either 1) positive topline results from Part A of its Phase 3 ATTRibute-CM trial of TTR stabilizer for transthyretin amyloid cardiomyopathy (ATTR-CM), which is expected by the end of the year, OR 2) positive proof-of-concept data for various pipeline programs by year end 2022, with $100.0 million available upon each proof-of-concept, for up to three pipeline programs

•	Fixed interest rate of 9%, with 3% eligible at the Company’s discretion to be paid in kind and added to principal

•	Maturity date of November 17, 2026

•	Interest-only period for three years, which may be extended to four years upon success of the Part A readout

•	Substantial flexibility for future business development, M&A, share repurchases, and royalty transactions

•	No financial covenants

Morgan Stanley & Co. LLC acted as the sole placement agent to BridgeBio on this transaction.

Latham & Watkins LLP acted as counsel to BridgeBio.

About BridgeBio Pharma, Inc. BridgeBio Pharma, Inc. (BridgeBio) is a biopharmaceutical company founded to discover, create, test and deliver transformative medicines to treat patients who suffer from genetic diseases and cancers with clear genetic drivers. BridgeBio’s pipeline of over 30 development programs ranges from early science to advanced clinical trials and its commercial organization is focused on delivering the company’s two approved therapies. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible. For more information visit bridgebio.com and follow us on LinkedIn and Twitter.

BridgeBio Pharma, Inc. Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include statements relating to the Company’s anticipated cash runway and its ability to advance the Company’s pipeline programs, support commercialization efforts, and enable the Company to pursue strategic business development opportunities, the continuing ability of BridgeBio to attract diverse sources of capital to fund life science innovation, the Company’s long-term strategy of creating non-dilutive financing pathways that leverage portfolio readouts to extend runway, the success of the Company’s 2021 Share Repurchase Program, the ability of the Company to build the next great genetic medicine company and deliver meaningful therapies for patients in need, the timing and success of the Company’s topline results from Part A of its Phase 3 ATTRibute-CM trial of TTR stabilizer for transthyretin amyloid cardiomyopathy, the timing and success of the Company’s proof-of-

concept data for various pipeline programs, as well as the Company’s ability to unlock additional funding under the credit facility, and reflect the Company’s current views about its plans, intentions, expectations and strategies, which are based on the information currently available to the Company and on assumptions the Company has made. Although the Company believes that its plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, it can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, the Company’s anticipated cash runway and its ability to advance the Company’s pipeline programs, the success of the Company’s long-term strategy of creating non-dilutive financing pathways, the success of portfolio readouts in unlocking additional capital under the credit facility, potential volatility in the Company’s share price and its impact on the 2021 Share Repurchase Program, potential adverse impacts due to the global COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, as well as those risks set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and its other filings with the U.S. Securities and Exchange Commission. Moreover, the Company operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of BridgeBio’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, BridgeBio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BridgeBio Media Contact:

Grace Rauh

Grace.rauh@bridgebio.com

(917) 232-5478

BridgeBio Investor Contact:

Katherine Yau

katherine.yau@bridgebio.com

(516) 554-5989